Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Second Quarter 2014 Earnings

Scranton, PA, July 25/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and six months ended June 30, 2014. Peoples, which completed a merger with Penseco Financial Services Corporation (“Penseco”) on November 30, 2013, reported net income of $3.3 million, or $0.44 per basic and diluted weighted average share for the second quarter of 2014, compared to $2.8 million, or $0.64 per share, for the comparable period of 2013. The results for the three months ended June 30, 2014, include pre-tax merger related expenses of approximately $1.0 million. The comparable results in 2013 included nonrecurring noninterest income of $0.5 million from bank owned life insurance proceeds. Earnings for the six months ended June 30, 2014, totaled $8.0 million or $1.06 per share compared to $5.4 million or $1.20 per share for the same period last year. Pre-tax merger related expenses recognized in the first half of 2014 approximated $1.6 million. Earnings per share amounts in periods prior to the merger are based on restated shares outstanding. The merger between Peoples and Penseco was accounted for as a reverse acquisition of Peoples by Penseco. As a result of the reverse merger, Peoples was the legal acquirer and Penseco was the accounting acquirer. In a reverse merger the historical financial statements are those of the accounting acquirer.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Peoples believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

SECOND QUARTER NOTABLES

•	Successful completion of the merger with the conversion of the core processing system and rebranding of all products and services in the second quarter of 2014.

•	Earnings per share decreased $0.20 comparing the second quarter of 2014 to the corresponding period of 2013. The results include pre-tax merger related expenses of approximately $1.0 million. The comparable results in 2013 included nonrecurring noninterest income of $0.5 million from bank owned life insurance proceeds.

•	Annualized return on average assets and average stockholders’ equity were 0.78% and 5.61% for the second quarter of 2014 and 1.22% and 8.51% for the same period last year.

•	Loans, net totaled $1.2 billion at June 30, 2014, unchanged from year end 2013.

•	Deposits increased $43.3 million during the first half of 2014 to $1.4 billion at June 30, 2014.

•	Tangible book value per share improved $0.82 or 3.67% to $23.14 at the end of the second quarter of 2014 compared to $22.32 at year end 2013.

INCOME STATEMENT REVIEW

The tax-equivalent net interest margin for the quarter and six months ended June 30, were 3.73% and 3.91% in 2014 compared to 3.90% and 3.96% in 2013. Loan accretion included in loan interest income in the first half of 2014 related to loans acquired in the fourth quarter of 2013 was $1.4 million, resulting in an increase in the tax-equivalent net interest margin of 18 basis points. For the second quarter of 2014, loan accretion included in loan interest income related to loans acquired was $526.0 thousand.

Tax-equivalent net interest income for the six months ended June 30, increased $13.3 million to $30.0 million in 2014 from $16.7 million in 2013. The increase in tax equivalent net interest income was primarily due to the growth in average earning assets from the merger offset partially by a 5 basis point decrease in the tax-equivalent net interest margin. The tax-equivalent yield on the loan portfolio decreased to 4.92% for the six months ended June 30, 2014 compared to 5.02% for the comparable period in 2013. Loans, net averaged $1.2 billion in the first six months of 2014 compared to $636.0 million for the same period last year. For the first six months, the tax-equivalent yield on total investments decreased to 2.79% in 2014 from 3.25% in 2013. Average investments totaled $320.5 million in the first six months of 2014 and $174.3 million in the first six months of 2013. Average interest-bearing liabilities increased to $1.2 billion for the six months ended June 30, 2014, compared to $632.1 million for the corresponding period last year. The cost of funds declined to 0.59% in the first half of 2014 from 0.63% for the same period of 2013.

The provision for loan losses totaled $2.1 million in 2014, compared to $0.8 million in 2013. The increase in the provision for loan losses in the first half of 2014 was primarily due to reporting a higher level of nonperforming assets as a percentage of loans and a greater net charge-off ratio compared to the prior year period. For the quarter ended June 30, the provision for loan losses was $1.2 million in 2014 and $0.5 million in 2013.

Noninterest income totaled $7.3 million in the first half of 2014, an increase of $1.4 million from $5.9 million in the corresponding prior year period. For the three months ended June 30, noninterest income totaled $3.8 million in 2014 and $3.1 million in 2013. The results in 2013 included nonrecurring noninterest income of $0.5 million from bank owned life insurance proceeds. Increases in service charges, fees and commissions and income from fiduciary activities, wealth management services, mortgage banking activities and life insurance investment income more than offset a decrease in revenues from merchant services.

Noninterest expense for the six months ended June 30, 2014, increased $9.5 million or 67.9% to $23.5 million, from $14.0 million for the six months ended June 30, 2013. The recognition of merger related expense of $1.6 million along with the inclusion of the Peoples operations in 2014 were the primary causes for this increase. For the second quarter, noninterest expense amounted to $12.2 million in 2014 and $6.9 million in 2013. Included in salaries and employees benefits expense for the second quarter of 2014 was the recognition of a charge of $301.0 thousand related to stock appreciation rights.

BALANCE SHEET REVIEW

Total assets, loans and deposits totaled $1.7 billion, $1.2 billion and $1.4 billion, respectively, at June 30, 2014. Loans, net was unchanged comparing the end of the second quarter 2014 to year-end 2013, while total deposits grew $43.3 million or 6.3% on an annualized basis in the first six months of 2014. Noninterest-bearing deposits grew $16.0 million or 11.5% on an annualized basis while interest-bearing deposits increased $27.3 million or 5.0% on an annualized basis in the first six months of 2014. Total investments were $328.2 million at June 30, 2014, including $312.3 million securities classified as available-for-sale and $15.9 million classified as held-to-maturity.

Stockholders’ equity equaled $244.2 million or $32.35 per share at June 30, 2014, and $238.8 million or $31.62 per share at December 31, 2013. Total tangible stockholders’ equity improved to $174.6 million or $23.14 per share at June 30, 2014, compared to $168.6 million or $22.32 per share at year-end 2013. Dividends declared for the first six months of 2014 amounted to $0.62 per share representing a dividend payout ratio of 58.5%.

ASSET QUALITY REVIEW

Nonperforming assets were $15.9 million or 1.35% of loans, net and foreclosed assets at June 30, 2014, and $15.3 million or 1.30% at March 31, 2014. The allowance for loan losses equaled $9.7 million or 0.82% of loans, net compared to $8.7 million or 0.74% of loans, net, at December 31, 2013, and $7.6 million or 1.18% at June 30, 2013. The decrease in the allowance for loan losses as a percentage of loans, net, from June 30, 2013, is primarily a function of acquisition accounting, whereby the historical loan portfolio of Peoples was recorded at its estimated fair value, including a discount to reflect credit risk, and the Peoples historical allowance for loan losses was eliminated. Loans charged-off, net of recoveries, for the six months ended June 30, 2014, equaled $1.0 million or 0.18% of average loans, compared to $198.0 thousand or 0.06% of average loans for the six months ended June 30, 2013.

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Lackawanna, Luzerne, Monroe, Susquehanna, Wayne and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Company’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.

/Contact: MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or m.luciani@pennsecurity.com

Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp., Peoples Security Bank and Trust Company, and its subsidiaries (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, such as Peoples recent merger with Penseco Financial Services Corporation, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre- acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except per share data)

	June 30	March 31	Dec 31	Sept 30	June 30
	2014	2014	2013	2013	2013
Key performance data:

Per share data:
Net income	$0.44	$0.62	$-0.39	$0.56	$0.64
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Book value	$32.35	$32.13	$31.62	$29.91	$29.75
Tangible book value (1)	$23.14	$22.88	$22.32	$23.87	$23.68
Market value:
High	$53.05	$42.26	$39.50	$33.37	$30.43
Low	$42.50	$37.85	$31.53	$29.70	$27.21
Closing	$51.39	$41.62	$38.00	$33.00	$30.43
Market capitalization	$387,910	$314,163	$287,012	$147,828	$135,939
Common shares outstanding	7,548,357	7,548,357	7,552,944	4,479,624	4,467,261

Selected ratios:
Return on average stockholders’ equity	5.61%	8.03%	-5.01%	7.39%	8.51%
Return on average tangible stockholders’ equity (1)	8.42%	11.88%	-6.69%	9.37%	10.80%
Return on average assets	0.78%	1.13%	-0.72%	1.08%	1.22%
Stockholders’ equity to total assets	14.11%	14.12%	14.14%	14.60%	14.45%
Efficiency ratio (3)	67.91%	59.79%	117.51%	67.89%	62.77%
Nonperforming assets to loans, net, and foreclosed assets	1.35%	1.30%	1.65%	0.57%	0.71%
Net charge-offs to average loans, net	0.13%	0.22%	0.12%	0.13%	0.04%
Allowance for loan losses to loans, net	0.82%	0.75%	0.74%	1.20%	1.18%
Earning assets yield (FTE) (2)	4.17%	4.53%	4.27%	4.33%	4.35%
Cost of funds	0.59%	0.59%	0.60%	0.61%	0.61%
Net interest spread (FTE) (2)	3.58%	3.94%	3.67%	3.72%	3.74%
Net interest margin (FTE) (2)	3.73%	4.09%	3.82%	3.88%	3.90%

Reconciliation of Non-GAAP financial measures:
Return on average tangible equity:
Net Income	$3,331	$4,698	$(2,130)	$2,486	$2,844
Amortization of intangibles, net of tax	216	223	98	36	36
	$3,547	$4,921	$(2,032)	$2,522	$2,880

Average stockholders’ equity	$238,757	$237,953	$169,098	$133,817	$134,108
Less: average intangibles	69,696	70,033	48,633	27,089	27,144
	$169,061	$167,920	$120,465	$106,728	$106,964

(1)	Non-GAAP financial measure.
(2)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate
(3)	Total noninterest expense less amortization of intangible assets divided by net interest income and noninterest income.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Six Months Ended	June 30	June 30
	2014	2013
Interest income:
Interest and fees on loans:
Taxable	$27,159	$14,606
Tax-exempt	1,142	814
Interest and dividends on investment securities:
Taxable	1,870	853
Tax-exempt	1,646	1,269
Dividends	30	35
Interest on interest-bearing balances in other banks	19	50
Interest on federal funds sold	48
Total interest income	31,914	17,627

Interest expense:
Interest on deposits	2,771	1,321
Interest on short-term borrowings	58	11
Interest on long-term debt	585	662
Total interest expense	3,414	1,994
Net interest income	28,500	15,633
Provision for loan losses	2,058	800
Net interest income after provision for loan losses	26,442	14,833

Noninterest income:
Service charges, fees and commissions	3,181	2,420
Merchant services income	1,782	1,949
Commissions and fees on fiduciary activities	1,115	794
Wealth management income	352	190
Mortgage banking income	292	166
Life insurance investment income	456	239
Net gains on sale of investment securities available-for-sale	160	125
Total noninterest income	7,338	5,883

Noninterest expense:
Salaries and employee benefits expense	10,129	7,075
Net occupancy and equipment expense	4,060	1,502
Merchant services expense	1,060	1,207
Amortization of intangible assets	676	120
Acquisition related expenses	1,616	5
Other expenses	5,985	4,072
Total noninterest expense	23,526	13,981
Income before income taxes	10,254	6,735
Provision for income tax expense	2,225	1,370
Net income	$8,029	$5,365

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$3,636	$(3,220)
Reclassification adjustment for gains included in net income	(160)	(125)
Change in unfunded pension liability
Income tax expense (benefit) related to other comprehensive income	1,216	(1,137)
Other comprehensive income (loss), net of income taxes	2,260	(2,208)
Comprehensive income	$10,289	$3,157

Per share data:
Net income	$1.06	$1.20
Cash dividends declared	$0.62	$0.62
Average common shares outstanding	7,549,300	4,467,261

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

Three months ended	June 30	March 31	Dec 31	Sept 30	June 30
	2014	2014	2013	2013	2013
Interest income:
Interest and fees on loans:
Taxable	$13,159	$14,000	$9,283	$7,213	$7,229
Tax-exempt	507	635	464	396	404
Interest and dividends on investment securities available-for-sale:
Taxable	942	928	554	386	414
Tax-exempt	817	829	698	658	646
Dividends	14	16	31	22	16
Interest on interest-bearing balances in other banks	9	10	18	18	28
Interest on federal funds sold	34	14	2
Total interest income	15,482	16,432	11,050	8,693	8,737

Interest expense:
Interest on deposits	1,414	1,357	908	647	650
Interest on short-term borrowings	24	34	17	6	6
Interest on long-term debt	289	296	298	299	305
Total interest expense	1,727	1,687	1,223	952	961
Net interest income	13,755	14,745	9,827	7,741	7,776
Provision for loan losses	1,201	857	1,036	525	500
Net interest income after provision for loan losses	12,554	13,888	8,791	7,216	7,276

Noninterest income:
Service charges, fees and commissions	1,557	1,624	666	1,006	1,459
Merchant services income	888	894	813	1,174	918
Commissions and fees on fiduciary activities	548	567	454	487	403
Wealth management income	165	187	185	130	100
Mortgage banking income	193	99	117	80	33
Life insurance investment income	267	189	612	117	120
Net gains on sale of investment securities available-for-sale	160		5	33	24
Total noninterest income	3,778	3,560	2,852	3,027	3,057

Noninterest expense:
Salaries and employee benefits expense	4,961	5,168	5,568	3,340	3,492
Net occupancy and equipment expense	2,327	1,733	1,801	685	701
Merchant services expense	495	565	543	740	582
Amortization of intangible assets	333	343	151	55	56
Acquisition related expenses	1,008	608	4,384	220	5
Other expenses	3,115	2,870	2,603	2,325	2,020
Total noninterest expense	12,239	11,287	15,050	7,365	6,856
Income before income taxes	4,093	6,161	(3,407)	2,878	3,477
Provision for income tax expense	762	1,463	(1,277)	392	633
Net income	$3,331	$4,698	$(2,130)	$2,486	$2,844

Other comprehensive income (loss):
Unrealized gains (losses) on investment securities available-for-sale	$1,242	$2,394	$(642)	$(20)	$(2,744)
Reclassification adjustment for gains included in net income	(160)		(5)	(33)	(24)
Change in unfunded pension liability			3,642
Income tax expense (benefit) related to other comprehensive income	378	838	1,160	(18)	(941)
Other comprehensive income (loss), net of income taxes	704	1,556	1,835	(35)	(1,827)
Comprehensive income (loss)	$4,035	$6,254	$(295)	$2,451	$1,017

Per share data:
Net income	$0.44	$0.62	$(0.39)	$0.56	$0.64
Cash dividends declared	$0.31	$0.31	$0.31	$0.31	$0.31
Average common shares outstanding	7,548,357	7,550,253	5,515,199	4,473,846	4,467,261

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	June 30	March 31	Dec 31	Sept 30	June 30
	2014	2014	2013	2013	2013
Net interest income:
Interest income
Loans, net:
Taxable	$13,159	$14,000	$9,283	$7,213	$7,229
Tax-exempt	779	978	703	600	612
Total loans, net	13,938	14,978	9,986	7,813	7,841
Investments:
Taxable	956	944	585	408	430
Tax-exempt	1,258	1,274	1,058	997	979
Total investments	2,214	2,218	1,643	1,405	1,409
Interest on interest-bearing balances in other banks	9	10	18	18	28
Federal funds sold	34	14	2
Total interest income	16,195	17,220	11,649	9,236	9,278
Interest expense:
Deposits	1,414	1,357	908	647	650
Short-term borrowings	24	34	17	6	6
Long-term debt	289	296	298	299	305
Total interest expense	1,727	1,687	1,223	952	961
Net interest income	$14,468	$15,533	$10,426	$8,284	$8,317

Loans, net:
Taxable	4.69%	5.18%	4.72%	4.77%	4.89%
Tax-exempt	4.94%	4.69%	5.23%	4.63%	5.16%
Total loans, net	4.71%	5.14%	4.76%	4.76%	4.91%
Investments:
Taxable	1.72%	1.77%	1.59%	1.51%	1.55%
Tax-exempt	5.15%	4.99%	5.58%	6.34%	6.30%
Total investments	2.77%	2.81%	2.95%	3.28%	3.26%
Interest-bearing balances with banks	0.83%	0.55%	0.28%	0.28%	0.27%
Federal funds sold	0.31%	0.18%	0.22%
Total earning assets	4.17%	4.53%	4.27%	4.33%	4.35%
Interest expense:
Deposits	0.51%	0.50%	0.48%	0.44%	0.44%
Short-term borrowings	0.51%	0.65%	0.42%	0.26%	0.28%
Long-term debt	3.27%	3.30%	3.33%	3.36%	3.40%
Total interest-bearing liabilities	0.59%	0.59%	0.60%	0.61%	0.61%
Net interest spread	3.58%	3.94%	3.67%	3.72%	3.74%
Net interest margin	3.73%	4.09%	3.82%	3.88%	3.90%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30	March 31	Dec 31	Sept 30	June 30
At period end	2014	2014	2013	2013	2013
Assets:
Cash and due from banks	$51,416	$26,204	$30,004	$14,306	$14,199
Interest-bearing balances in other banks	10,592	7,168	11,846	14,016	22,561
Federal funds sold	15,400	45,840	9,460
Investment securities:
Available-for-sale	312,323	302,226	299,715	148,921	152,511
Held-to-maturity	15,915	16,607	17,295	18,079	19,707
Total investments	328,238	318,833	317,010	167,000	172,218
Loans held for sale	2,757	1,816	1,757
Loans, net	1,179,847	1,177,122	1,176,617	655,946	642,353
Less: allowance for loan losses	9,677	8,859	8,651	7,871	7,552
Net loans	1,170,170	1,168,263	1,167,966	648,075	634,801
Premises and equipment, net	25,670	25,579	26,119	14,823	14,960
Accrued interest receivable	5,576	5,366	5,866	2,641	3,004
Goodwill	63,370	63,370	63,370	26,398	26,398
Other intangible assets, net	6,159	6,492	6,835	663	719
Other assets	51,703	49,330	47,988	29,575	30,809
Total assets	$1,731,051	$1,718,261	$1,688,221	$917,497	$919,669

Liabilities:
Deposits:
Noninterest-bearing	$295,922	$282,060	$279,942	$153,552	$146,583
Interest-bearing	1,126,880	1,122,006	1,099,565	574,748	586,551
Total deposits	1,422,802	1,404,066	1,379,507	728,300	733,134
Short-term borrowings	14,088	22,539	22,052	10,144	8,188
Long-term debt	34,925	35,838	36,743	34,971	35,633
Accrued interest payable	580	610	723	502	466
Other liabilities	14,491	12,643	10,404	9,607	9,363
Total liabilities	1,486,886	1,475,696	1,449,429	783,524	786,784

Stockholders’ equity:
Common stock	15,097	15,607	15,614	8,935	8,935
Capital surplus	140,150	146,035	146,109	40,054	40,036
Retained earnings	87,356	86,365	84,008	87,517	86,412
Accumulated other comprehensive income	1,562	858	(698)	(2,533)	(2,498)
Less: Treasury stock, at cost,		6,300	6,241
Total stockholders’ equity	244,165	242,565	238,792	133,973	132,885
Total liabilities and stockholders’ equity	$1,731,051	$1,718,261	$1,688,221	$917,497	$919,669

Reconciliation of Non-GAAP financial measures: (1)
Total stockholders’ equity	$244,165	$242,565	$238,792	$133,973	$132,885
Less: Goodwill	63,370	63,370	63,370	26,398	26,398
Less: Other intangible assets, net	6,159	6,492	6,835	663	719
Total tangible stockholders’ equity	$174,636	$172,703	$168,587	$106,912	$105,768

(1)	Non-GAAP financial measurement

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30	March 31	Dec 31	Sept 30	June 30
Average quarterly balances	2014	2014	2013	2013	2013
Assets:
Loans, net:
Taxable	$1,124,273	$1,096,793	$779,687	$599,417	$593,557
Tax-exempt	63,295	84,688	53,381	51,391	47,595
Total loans, net	1,187,568	1,181,481	833,068	650,808	641,152
Investments:
Taxable	223,220	216,173	145,677	107,486	110,973
Tax-exempt	97,879	103,625	75,215	62,422	62,304
Total investments	321,099	319,798	220,892	169,908	173,277
Interest-bearing balances with banks	4,342	7,327	25,156	25,629	41,604
Federal funds sold	44,553	32,444	3,579
Total earning assets	1,557,562	1,541,050	1,082,695	846,345	856,033
Other assets	150,877	154,020	101,902	72,529	76,839
Total assets	$1,708,439	$1,695,070	$1,184,597	$918,874	$932,872

Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,118,108	$1,109,085	$756,833	$579,189	$594,471
Noninterest-bearing	288,015	274,584	193,481	150,486	145,757
Total deposits	1,406,123	1,383,669	950,314	729,675	740,228
Short-term borrowings	18,759	21,351	16,019	9,091	8,490
Long-term debt	35,419	36,330	35,542	35,331	35,985
Other liabilities	9,381	15,767	13,624	10,960	14,061
Total liabilities	1,469,682	1,457,117	1,015,499	785,057	798,764
Stockholders’ equity	238,757	237,953	169,098	133,817	134,108
Total liabilities and stockholders’ equity	$1,708,439	$1,695,070	$1,184,597	$918,874	$932,872

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	June 30	March 31	Dec 31	Sept 30	June 30
At quarter end	2014	2014	2013	2013	2013
Nonperforming assets:
Nonaccrual/restructured loans	$13,616	$12,922	$17,352	$3,032	$2,939
Accruing loans past due 90 days or more	1,693	1,663	1,455	636	702
Foreclosed assets	626	678	648	94	949
Total nonperforming assets	$15,935	$15,263	$19,455	$3,762	$4,590

Three months ended

Allowance for loan losses:
Beginning balance	$8,859	$8,651	$7,871	$7,552	$7,110
Charge-offs	792	683	301	216	102
Recoveries	409	34	45	10	44
Provision for loan losses	1,201	857	1,036	525	500
Ending balance	$9,677	$8,859	$8,651	$7,871	$7,552